UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       July 17, 2007 (July 16, 2007)
The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2007, The Scotts Miracle-Gro Company (“Registrant”) announced that David M. Aronowitz has resigned from the organization effective immediately. Mr. Aronowitz served as Registrant’s Executive Vice President, General Counsel and Corporate Secretary. A replacement for Mr. Aronowitz has not yet been determined.
Separation Agreement
On July 17, 2007, Registrant entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Aronowitz. The Separation Agreement addresses the payments and benefits to which Mr. Aronowitz will be entitled in connection with his resignation.
Under the Separation Agreement, Registrant will pay or make the following amounts and benefits available to Mr. Aronowitz on or after July 17, 2007 (except as noted below): (a) for up to 18 months after his termination, Registrant will pay Mr. Aronowitz a monthly amount equal to Mr. Aronowitz’s cost of health care coverage, if, after receiving a notification from Registrant under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Mr. Aronowitz elects to participate in Registrant’s group health continuation coverage under COBRA; (b) a lump sum cash payment within 30 days of $850,000, which represents the negotiated value of Mr. Aronowitz’s unvested options that have previously been expensed by Registrant in accordance with its accounting policies, as offset by certain other amounts; and (c) any accrued but unpaid base salary, vacation and automobile allowance as of July 17, 2007 plus reimbursement of any incurred but unpaid business expenses as of such date in accordance with Registrant’s expense reimbursement policy. To the extent required, all amounts paid to Mr. Aronowitz will be net of all applicable withholdings and deductions required by federal, state and local taxing authorities.
Mr. Aronowitz will not be entitled to any severance or other payments under any severance, separation, bonus or other benefit plan maintained by Registrant or its subsidiaries. All unvested options, restricted stock, stock appreciation rights or other rights held by Mr. Aronowitz as of July 17, 2007 under any equity-based compensation plan of Registrant will be forfeited, while all vested options held by Mr. Aronowitz will remain exercisable in accordance with the terms of the relevant plan and award agreement. Mr. Aronowitz will also be entitled to any vested benefits he has as of July 17, 2007 under other benefit plans or programs of Registrant or its subsidiaries, including The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan.
In exchange for the payments and benefits just described, (a) Mr. Aronowitz has agreed that the employee confidentiality, noncompetition and nonsolicitation agreement previously executed by Mr. Aronowitz on May 11, 2006, will remain in full force and effect; (b) Mr. Aronowitz has agreed to release all existing or prior claims, debts, suits or causes of action, known or unknown, against Registrant and all related entities, as well as their respective past, present and future directors, officers, employees, agents, shareholders and representatives (collectively, “Releasees”), including any such claims or actions related to his employment with Registrant and the termination thereof (including any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Ohio Civil Rights Act, and any other federal, state or local laws or regulations, and any common law claims, as well as claims for counsel fees and costs); (c) Mr. Aronowitz has agreed to cooperate with Registrant in the defense or prosecution of any existing or future court action, governmental investigation, arbitration, mediation or other legal or equitable proceeding which involve Registrant or any of its subsidiaries and their respective employees, officers or directors (subject to payment by Registrant of reimbursement for actual costs and expenses incurred by Mr. Aronowitz in connection with such cooperation); (d) Mr. Aronowitz has agreed not to disparage or otherwise comment negatively about any Releasee except as required by applicable law to testify (in which case, such testimony is to be fair and accurate); and (e) Mr. Aronowitz has agreed that he is solely responsible for the tax consequences of the Separation Agreement, including the application of Section 409A of the Internal Revenue Code of 1986, as amended.
If Mr. Aronowitz materially breaches any provision of the Separation Agreement or is otherwise subsequently discovered to have engaged during the term of his employment with Registrant in activities that could constitute cause, then the $850,000 lump sum payment, net of applicable withholdings, payable to Mr. Aronowitz pursuant to the Separation Agreement is subject to forfeiture within two years after the activity or breach or discovery of the activity or breach by Registrant.
The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement. The Separation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and should be reviewed for additional information.
Item 8.01. Other Events.
On July 17, 2007, Registrant issued a news release announcing the resignation of David M. Aronowitz as Registrant’s Executive Vice President, General Counsel and Corporate Secretary.
A copy of the news release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired:
     Not applicable.
     (b) Pro forma financial information:
     Not applicable.
     (c) Shell company transactions:
     Not applicable.
     (d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement and General Release, entered into and effective as of July 17, 2007, by and between The Scotts Miracle-Gro Company and David M. Aronowitz

99.1	News Release issued by The Scotts Miracle-Gro Company on July 17, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: July 17, 2007	By:	/s/ David C. Evans
		Printed Name:	David C. Evans
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 17, 2007
The Scotts Miracle-Gro Company

Exhibit No.	Description

10.1	Separation Agreement and General Release, entered into and effective as of July 17, 2007, by and between The Scotts Miracle-Gro Company and David M. Aronowitz

99.1	News Release issued by The Scotts Miracle-Gro Company on July 17, 2007